TALK AMERICA ANNOUNCES EXPANSION OF NETWORKING INITIATIVES

RESTON, VA—February 26, 2004-- Talk America (NASDAQ: TALK), a provider of bundled local and long distance phone service, today announced plans to expand its networking initiatives to build out additional colocations in Detroit and extend its network test into Atlanta, Chicago, and Grand Rapids. In making today's announcement, Ed Meyercord, Chief Executive Officer and President of Talk America stated: "We are very encouraged by our test in Michigan and believe we can deploy facilities in the Detroit market and achieve gross margins consistent with our current business. Once we are confident that we can handle moving large numbers of Talk America customers to our network, we will further expand our network build out in the Detroit area." Talk America currently serves over 250,000 bundled lines in Detroit using UNE-P.

Talk America is working in collaboration with Lucent Technologies to develop a network architecture that uses smaller remote switches rather than full 5ESS switches to reduce capital and operating expenses. This architecture will also permit Talk America to utilize its existing long distance switches to build cost effective networks in smaller markets. Roger Heinz, vice president of Lucent Technologies Convergence Solutions business, stated: "This is an innovative application of a proven technology that will lower costs and allow Talk America to build out multiple markets. This approach will also provide the reliability that customers expect and the flexibility to add new services and utilize new technologies."

Talk America said this and future network development efforts will be funded through internally generated cash. Talk America expects that capital expenditures for 2004 will be in the $12-15 million range, in line with the $12 million spent in 2003.

Talk America is hosting a meeting today, as previously announced by press release on February 5, 2004, to review its networking and facilities strategy. To view a copy of today's presentation, please visit www.talkamerica.com.

About Talk America

Talk America offers a bundle of local and long distance phone services to residential and small business customers. We deliver value in the form of savings, simplicity and quality service to its customers. We operate our own nationwide long distance network and deliver local services through wholesale operating agreements with the Bell Operating Companies. For further information, visit us online at: www.talkamerica.com.

 Please Note: Certain of the statements contained herein may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates," "expects," "expected," "anticipates," "anticipated," and "targets". These forward-looking statements are based on our current expectations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and our actual results could differ materially from our expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, dependence on the availability and functionality of local exchange carriers' networks as they relate to the unbundled network element platform, increased price competition for long distance and local services, failure of the marketing of the bundle of local and long distance services and long distance services under our direct marketing channels and our various marketing partners, failure to manage the nonpayment of amounts due us from our customers from bundled and long distance services, attrition in the number of end users, failure or difficulties in managing our operations, including attracting and retaining qualified personnel, failure to be able to expand our active offering of local bundled services in a greater number of states, failure to provide timely and accurate billing information to customers, failure to manage our collection management systems and credit controls for customers, interruption in our network and information systems, failure to provide adequate customer service, and changes in government policy, regulation and enforcement and/or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement, including, but not limited to, the continued availability of the unbundled network element platform of the local exchange carriers network and unbundled network element pricing methodology.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in our Annual Report on Form 10-K for the year-ended December 31, 2002, filed March 31, 2003, Quarterly Report on Form 10-Q as filed November 12, 2003, Current Report on Form 8-K filed February 3, 2004 and any subsequent filings. We undertake no obligation to update our forward-looking statements.

Contact:
David G. Zahka
Chief Financial Officer
(215) 862-6849
dzahka@talk.com